Exhibit 12.1

CarrAmerica Operating Partnership, L.P.

Computation of Ratios

	Nine Months Ended 9/30/05	2004	2003	2002	2001	2000
Calculation of Earnings:
Income from continuing operations before income taxes, minority interest, and gain on sale of properties and impairment losses on real estate	22,685	43,092	55,047	64,936	55,147	94,150
Less: Equity in earnings	(2,751)	(6,760)	(7,034)	(7,188)	(9,322)	(7,596)
Add: Gain (loss) on sale of properties and impairment losses on real estate	84,786	27,600	(50)	13,156	2,964	55,047

Income from continuing operations before income taxes, adjustment for minority interest and income from equity investees	104,720	63,932	47,963	70,904	48,789	141,601
Additions:
Fixed Charges:
Interest expense	86,746	114,978	104,492	99,018	83,676	98,835
Capitalized interest	—	457	1,696	3,274	6,221	12,367

	86,746	115,435	106,188	102,292	89,897	111,202

(1) Amortization of capitalized interest	1,804	2,405	2,394	2,352	2,270	2,114
(2) Distributed income of equity investees	2,751	6,760	7,034	7,188	9,322	7,596

Subtractions:
Capitalized interest	—	(457)	(1,696)	(3,274)	(6,221)	(12,367)

Adjusted Earnings	196,021	188,075	161,883	179,462	144,057	250,146

Fixed Charges (from above)	86,746	115,435	106,188	102,292	89,897	111,202
Ratio of Earnings to Fixed Charges	2.26	1.63	1.52	1.75	1.60	2.25

(1)	Represents an estimate of capitalized interest costs based on the Company’s established depreciation policy and an analysis of interest costs capitalized since 1996 (the year in which CarrAmerica began significant development activity).
(2)	Represents an estimate of distributed income. Amount is based upon equity in earnings for each period due to the fact that distributions exceeded equity in earnings for each period.

CarrAmerica Realty Corporation

Computation of Ratios

	Nine Months Ended 9/30/05	2004	2003	2002	2001	2000
Calculation of Earnings:
Income from continuing operations before income taxes, minority interest, and gain on sale of properties and impairment losses on real estate	22,685	43,092	55,047	64,936	55,147	94,150
Less: Equity in earnings	(2,751)	(6,760)	(7,034)	(7,188)	(9,322)	(7,596)
Add: Gain (loss) on sale of properties and impairment losses on real estate	84,786	27,600	(50)	13,156	2,964	55,047

Income from continuing operations before income taxes, adjustment for minority interest and income from equity investees	104,720	63,932	47,963	70,904	48,789	141,601
Additions:
Fixed Charges:
Interest expense	86,746	114,978	104,492	99,018	83,676	98,835
Capitalized interest	—	457	1,696	3,274	6,221	12,367

	86,746	115,435	106,188	102,292	89,897	111,202

(1) Amortization of capitalized interest	1,804	2,405	2,394	2,352	2,270	2,114
(2) Distributed income of equity investees	2,751	6,760	7,034	7,188	9,322	7,596

Subtractions:
Capitalized interest	—	(457)	(1,696)	(3,274)	(6,221)	(12,367)

Adjusted Earnings	196,021	188,075	161,883	179,462	144,057	250,146

Fixed Charges (from above)	86,746	115,435	106,188	102,292	89,897	111,202
Ratio of Earnings to Fixed Charges	2.26	1.63	1.52	1.75	1.60	2.25

(1)	Represents an estimate of capitalized interest costs based on the Company’s established depreciation policy and an analysis of interest costs capitalized since 1996 (the year in which CarrAmerica began significant development activity).
(2)	Represents an estimate of distributed income. Amount is based upon equity in earnings for each period due to the fact that distributions exceeded equity in earnings for each period.

Computation of Ratios

CarrAmerica Realty L.P.

	Nine Months Ended 9/30/2005	2004	2003	2002	2001	2000
Calculation of Earnings:
Income from Continuing Operations before income taxes, minority interest and gain on sale of assets and other provisions, net	3,981	4,794	11,961	11,904	4,382	7,912
Less: Equity in earnings	(720)	(2,299)	(2,264)	(3,138)	(3,653)	(1,251)
Add: Gain on sale of assets and impairment losses	(3,514)	12	(427)	(1,009)	(7,435)	24,921

Pre-tax income from continuing ops. Before adj. For MI and income from equity investees	(253)	2,507	9,270	7,757	(6,706)	31,582
Additions:
Fixed Charges:
Interest Expense	5,623	9,544	9,825	14,628	19,185	27,567
Capitalized Interest	—	—	—	196	761	2,341

	5,623	9,544	9,825	14,824	19,946	29,908

(1) Amortization of Cap'd Int	314	418	418	418	413	394
(2) Distributed income of equity investees	720	2,299	2,264	3,138	3,653	1,251

Subtractions:
Capitalized Interest	—	—	—	(196)	(761)	(2,341)

Adjusted Earnings	6,404	14,768	21,777	25,941	16,545	60,794

Fixed Charges (from above)	5,623	9,544	9,825	14,824	19,946	29,908
Ratio of Earnings to Fixed Charges	1.14	1.55	2.22	1.75	0.83	2.03

(1)	Represents an estimate of capitalized interest costs based on the Company’s established depreciation policy and an analysis of interest costs capitalized since 1996 (the year in which CarrAmerica began significant development activity).
(2)	Represents an estimate of distributed income. Amount is based upon equity in earnings for each period due to the fact that distributions per the cash flow exceeded equity in earnings for each period.